Exhibit 99.2
                             [Front of Proxy Card]

FED ONE BANCORP, INC.                                            REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FED ONE BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 18, 1998 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         The undersigned hereby appoints the Board of Directors of Fed One Bancorp, Inc. ("Fed One") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock, par value $.10 per share, of Fed One ("Fed One Common Stock") held of record by the undersigned on August 4, 1998 at the Special Meeting of Shareholders to be held at Fed One's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, on September 18, 1998, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS OF FED ONE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE RELATED PLAN OF MERGER.

         IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER AND THE RELATED PLAN OF MERGER.

                            [Reverse of Proxy Card]

         THE BOARD OF DIRECTORS OF FED ONE UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

         1. Approval of an Agreement and Plan of Merger, dated as of February 18, 1998, among Fed One, United Bankshares, Inc. ("United"), and UBC Holding Company, Inc., a wholly owned subsidiary of United, and the related Plan of Merger, under which Fed One will be merged with and into UBC Holding Company and Fed One will become a wholly owned subsidiary of United. If the Merger is consummated, each outstanding share of Fed One Common Stock will be converted into and exchanged for 1.5 shares of common stock of United.

                           FOR              AGAINST                    ABSTAIN

                           | |                | |                        | |

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or rescheduling thereof.

Date: ___________________, 1998     Please sign your name exactly as it appears
                                    hereon. When shares of Fed One Common Stock
                                    are held of record by joint tenants, only
                                    one holder need sign. When signing as an
                                    attorney-in-fact, executor, administrator,
_________________________           trustee or guardian, please give full title
Signature (Title, if any)           as such. If a corporation, please sign in
                                    full corporate name by president or
                                    authorized officer. If a partnership, please sign in partnership name by authorized person.

_________________________
Signature (Title, if any)